Exhibit 99(i)



                                                 CONTACT:
                                                 James C. Rowan Jr.
                                                 Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                 HSB GROUP, INC. REPORTS GAINS IN FIRST QUARTER

HARTFORD, Conn., April 20, 1999 -- HSB Group, Inc. (NYSE-HSB) today reported first quarter income per share from continuing operations of $.71 cents, a 20 percent increase over first quarter 1998 which, on a comparable basis, was $.59. (Including the one-time gain from the sales of the company's interests in Industrial Risk Insurers (IRI) and Radian International LLC, net income per share for the first quarter of 1998 was $2.17.)

HSB Group's gross earned insurance premiums grew 16.3 percent. The combined ratio -- the sum of losses and expenses as a percentage of insurance revenue -- was 87.7 percent compared to 89.2 percent last year.

Net engineering services revenues increased 40.4 percent over the first quarter of 1998. The margin was 8.4 percent.

Income from investment operations was $22.8 million compared to $18.4 million in the first quarter of 1998. Realized gains were $.14 per share.

Shareholders' equity declined modestly since December 31, 1998 primarily as a result of the repurchase of shares.

 "We enter 1999 well positioned to continue building increased value for shareholders," said Gordon W. Kreh, chairman, president and chief executive officer.

HSB Group, Inc. is a global provider of insurance products and engineering management consulting services. HSB Group is the parent company of The Hartford Steam Boiler Inspection and Insurance Company, founded in 1866 to provide loss prevention service and insurance to businesses, industries and institutions. For more information about HSB, visit its website at www.hsb.com.

Summary of Operations
In millions, except per share amounts



                                                                Quarter
                                                             Ended March 31          Percent
                                                          1999          1998         Change
----------------------------------------------------- ------------- -------------- ------------

Gross earned premium                                    $ 208.9       $ 179.7          16.3%
Ceded premiums                                            112.4          80.3
                                                      ------------- -------------- ------------
  Insurance premium                                        96.5          99.4
Claims and adjustment expenses                             38.3          44.6
Policy acquisition expenses                                22.6          14.6
Underwriting and inspection expenses                       24.0          29.7
                                                      ------------- --------------
  Insurance operating gain                              $  11.6       $  10.5
                                                      ------------- --------------
    Loss ratio                                             39.7%         44.9%
    Expense ratio                                          48.0%         44.3%
    Combined ratio                                         87.7%         89.2%
Engineering services revenues                           $  27.6       $  19.7          40.4%
Engineering services expenses                              25.2          17.9
                                                      ------------- -------------- ------------
  Engineering services operating gain                   $   2.4       $   1.8
                                                      ------------- -------------- ------------
    Engineering services operating margin                   8.4%          8.9%
Investment income, net of related interest expense      $  15.7       $  15.2           3.6%
Realized investment gains                                   7.1           3.2
                                                      ------------- -------------- ------------
  Income from investment operations                     $  22.8       $  18.4
Interest expense                                            0.4           0.1
Gain on sale of IRI                                          -           39.0

Income from continuing operations before income
  taxes and distributions on capital securities         $  36.4       $  69.6
Income taxes                                               10.9          22.5
Distribution on capital securities of subsidiary
  trusts, net of tax                                        4.5           4.5
                                                      ------------- --------------
Income from continuing operations                       $  21.0       $  42.6
Discontinued operations:
After tax gain on disposal of Radian International
  LLC, net of deferred loss                                 -            30.3
                                                      ------------- --------------
Net income                                              $  21.0       $  72.9
                                                      ------------- --------------
Earnings per share-assuming dilution:
  Income from continuing operations                     $   0.71      $   1.31*
  Net income                                            $   0.71      $   2.17**
Dividends declared per common share                     $   0.42      $   0.40
Average common shares outstanding and common stock
  equivalents                                              34.5          35.2


*Includes $0.72 from Gain on sale of IRI.

**Includes $0.72 from Gain on sale of IRI and $0.86 from Gain on sale of Radian.

Summary of Financial Position
In millions, except per share amounts



                                                         March 31, 1999   December 31,    Percent
                                                                            1998          Change
                                                       --------------------------------------------
Assets
  Cash and short-term investments                       $     94.2        $    80.6
  Fixed maturities, at fair value                            559.1            577.1
  Equity securities, at fair value                           426.8            437.1
                                                       ----------------- --------------- ----------
    Cash and invested assets                               1,080.1          1,094.8
  Reinsurance assets                                         637.3            630.4
  Insurance premiums receivable                              109.7            146.7
  Engineering services receivable                             32.6             26.1
  Fixed assets                                                54.7             54.9
  Other assets                                               198.6            191.1
                                                       ----------------- --------------- ----------
    Total asset                                         $  2,113.0        $ 2,144.0      -1.4%
                                                       ----------------- --------------- ----------
Liabilities
  Unearned insurance premiums and ceding commissions    $    454.6        $   477.9
  Claims and adjustment expenses                             558.0            550.3
  Total borrowings                                            51.3             46.1
  Other liabilities                                          226.0            241.5
                                                       ----------------- --------------- ----------
    Total liabilities                                      1,289.9          1,315.8
Company obligated mandatorily redeemable capital
  securities of subsidiary Trust I holding solely
  junior subordinated deferrable
  interest debentures of the Company,
  net of unamortized discount                                108.9            108.9
Company obligated mandatorily redeemable convertible
  capital securities of subsidiary Trust II holding
  solely junior subordinated deferrable interest
  debentures of the Company                                  300.0            300.0
Shareholders' equity                                         414.2            419.3
                                                       ----------------- --------------- ----------
  Total                                                 $  2,113.0        $ 2,144.0
                                                       ----------------- --------------- ----------
Shareholders' equity per common share                   $     14.28       $    14.53     -1.7%
Based on common shares outstanding of                         29.0             28.9
Pro forma shareholders' equity per common share
  assuming conversion of Trust II capital securities
  and net exercise of in the money HSB stock options    $     20.65       $    20.77
Based on pro forma common shares outstanding                  34.6             34.6

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